STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 24th day of July, 2001, by and among JAE-TECH Engineering Inc. ("JTE"), a Colorado corporation, the persons listed in Section 1.1 below (hereafter individually referred to as a "Seller" and collectively referred to as "Sellers"); and OPEC CORP., a Colorado corporation (the "Purchaser").

                              EXPLANATORY STATEMENT

A. The Sellers constitute all of the stockholders of JTE that operates as a corporation.

B. The Sellers own of record and beneficially and in the aggregate 10,000 shares of the common stock (the "Common Stock") of JTE (such 10,000 shares of Common Stock shall be hereinafter collectively referred to as the "Sellers Shares"). The Sellers Shares constitute all of the issued and outstanding capital stock of JTE.

C. The Sellers desire to sell, assign, transfer and deliver to the Purchaser, and the Purchaser desires to purchase, all, but not less than all, of the Sellers Shares on the terms and subject to the conditions hereinafter contained.

         NOW THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Agreement, the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

1.       Purchase and Sale of the Sellers Shares.

         1.1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date, the Sellers shall each sell, assign, transfer and deliver to the Purchaser and the Purchaser shall purchase from each of the Sellers, that number of the Sellers Shares as is set forth opposite the name of each of the Sellers as follows:

                                               NUMBER OF SELLERS
                                               SHARES THAT SHALL BE
                  SELLERS                      SOLD TO PURCHASER
                  -------                     --------------------

         John A. Emrick                            9,020
         Joshua Emrick                               400
         Jeanette Emrick                             350
         Josephine Ryan                              230
                                                   ------

         Total                                    10,000

         1.2. Purchase Price; Security; Transfer of Securities; Allocation to Covenants Against Competition.

         1.2.1. Subject to Section 1.2.6, Purchaser agrees to pay to Sellers, or Sellers heirs, in proportion to the share ownership set forth in 1.1 above, a minimum of 50% of the monthly net income of JTE for the 36 consecutive full months following the Closing (the "Net Income Payments"); provided, however, that all payments under this Section 1.2.1 shall not exceed in aggregate $500,000. The Net Income Payments shall be made within fifteen days after month end and shall be accompanied by an income statement of JTE, prepared in accordance with generally accepting accounting principles, for the period payment is being made. As an advance against the Net Income Payments described in this Section 1.2.1, Purchaser agrees to pay to Sellers, in proportion to the share ownership set forth in 1.1. above, an initial amount of $30,000, with $10,000 to be paid at the Closing and the remaining $20,000 to be paid within 30 days of the Closing.

         1.2.2. Sellers acknowledge and agree that, with the exception of the initial $30,000 payment, all Net Income Payments required in Section 1.2.1 shall be made solely from the cash flow generated by JTE. Thus, based on projected cash needs of JTE, if, in Purchaser's good faith estimation, JTE does not have sufficient cash flow to make part or all of any required Net Income Payments, then Purchaser may defer any such Net Income Payments until such time as sufficient cash flow exists to make such payments. Deferred payments under this
Section 1.2.2 shall accrue without interest.

         1.2.3. OPEC agrees to sub-contract or refer all existing and future engineering and drafting projects to JTE as long as JTE remains a wholly owned subsidiary of OPEC and provided that OPEC's customers authorize such sub-contracting or referral. Sellers acknowledge and agree that with respect to work performed by JTE for such existing or future customers of OPEC, JTE will invoice its services at 85% of its customary rates (or 85% of the amount OPEC invoices the customer in the case where the customer's work has been sub-contracted to JTE).

         1.2.4. The Sellers shall deliver to the Purchaser at the Closing on the Closing Date, concurrently with the payment of the Purchase Price, stock certificate numbers 2,4,5 and 6 of JTE, representing the Sellers Shares owned of record and beneficially by each of the Sellers, duly endorsed in blank, or accompanied by assignments separate from certificate duly endorsed in blank.

         1.2.5. The parties hereto hereby acknowledge and agree that an amount equal to Two Hundred Thousand Dollars ($200,000) of the Purchase Price shall be allocated to the covenant against competition given to the Purchaser by John A. Emrick pursuant to the Employment Agreement between Purchaser and Mr. Emrick.

         1.2.6. Purchaser shall have the right to terminate this Agreement, in its sole discretion, and return the Sellers Shares to the Sellers upon either of the following events: (a) JTE does not collect $400,000 in revenue from that certain contract with Qwest Corporation dated May 1, 2001, (the "Qwest Contract") in the first full 12 calendar months following the Closing of this Agreement, or (b) JTE does not collect $1,000,000 in revenue from the Qwest Contract during the 13th thru 24th full calendar months following the Closing of this Agreement. If Purchaser exercises its right of termination under either (a) or (b) above, Purchaser shall deliver written notice indicating its termination to John A. Emrick (which shall be deemed to be notice give to all Sellers) within 60 days following the end of the applicable 12-month period. With such notice, Purchaser shall return the Sellers Shares and rights to QWEST contract dated May 1, 2001. All obligations under this Agreement shall terminate as of the date of the written notice, Sellers shall not be required to return any portion of the purchase price paid through the written notice date and the indemnification provisions of Section 6 of this Agreement shall survive any termination under this Section 1.2.6. Determination of whether the revenue requirements in either (a) or (b) above shall be based upon the income statements delivered pursuant to Section 1.2.1.

2. Closing. The closing of the purchase and sale of the Sellers Shares provided for by this Agreement (referred to throughout this Agreement as the "Closing") shall take place at 1880 Office Club Point, Colorado Springs, CO 80920 on July 23, 2001, at 5:00 o'clock p.m. The time, place and date of the Closing are referred to throughout this Agreement as the "Closing Date".

3.       Representations and Warranties.

         3.1. Representations and Warranties of Sellers. The Sellers represent and warrant to the Purchaser that:

         3.1.1. Ownership of Sellers Shares. Each Seller is the sole and exclusive record and beneficial owner of that number of the Sellers Shares as is set forth opposite his name in Section 1.1 of this Agreement. The Sellers possess good and merchantable title to the Sellers Shares, and own the Sellers Shares free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind. The Sellers have the absolute and unconditional right to sell, assign, transfer and deliver the Sellers Shares to the Purchaser in accordance with the terms of this Agreement.

         3.1.2. Due Organization; Good Standing; Authority of JTE. JTE is a corporation duly organized, validly existing as a stock corporation, and in good standing under the laws of the State of Colorado. JTE has full right, power, and authority to own its properties and assets, and to carry on its business. JTE is duly licensed, qualified and authorized to do business as a corporation, and is in good standing, in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it makes such licensing, qualification and authorization legally necessary. A complete and correct copy of each of JTE's Articles of Incorporation, as amended to the date of this Agreement, (the "Charter") certified by the Secretary of State of the State of Colorado (the "Department") and bylaws, as amended to the date of this Agreement, (the "Bylaws"), is attached to this Agreement as Exhibits 1 and 2, respectively, and is incorporated by reference herein. The Charter and the Bylaws are in full force and effect, and JTE is not in breach or violation of any of the provisions thereof. The minute books of JTE containing the minutes of the meetings of the stockholders of JTE and the board of directors of JTE, which were heretofore made available to the Purchaser for examination, are complete and correct and accurately reflect all proceedings of the stockholders of JTE and the board of directors of JTE.

         3.1.3. Validity of Agreement. The Sellers have the legal capacity and authority to enter into this Agreement. This Agreement is a valid and legally binding obligation of the Sellers and is fully enforceable against the Sellers in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

         3.1.4. Capitalization; the JTE Stock; Related Matters. JTE's authorized capital stock consists of 100,000 shares of common stock, of which 10,000 shares, namely, the Sellers Shares, are issued and outstanding and owned of record and beneficially by each Seller as is set forth opposite the name of each Seller in Section 1.1 of this Agreement. The Sellers Shares have been duly, legally and validly issued, and are fully-paid and non-assessable. Delivery of the Sellers Shares by the Sellers to the Purchaser at the Closing on the Closing Date pursuant to this Agreement will transfer to the Purchaser full and entire legal and equitable title to 100% of the issued and outstanding capital stock of JTE.

         3.1.5. Options, Warrants and Other Rights and Agreements Affecting JTE Capital Stock. JTE has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities (hereinafter "Securities") or any commitments, agreements, arrangements or understandings of any kind or nature obligating JTE, in any such case, to issue shares of JTE capital stock or other Securities or securities convertible into or evidencing the right to purchase shares of JTE capital stock or other Securities. Neither the Sellers nor JTE is a party to any agreement, understanding, arrangement or commitment, or bound by any Articles of Incorporation or bylaw provision which creates any rights in any Person with respect to the authorization, issuance, voting, sale or transfer of any shares of JTE's capital stock or other Securities.

         3.1.6. No Subsidiaries. JTE does not have any subsidiaries and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture, or other business entity.

         3.1.7. Agreement Not in Conflict with Other Instruments; Required Approvals Obtained. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by the Sellers and the consummation of the transactions contemplated by this Agreement will not (a) violate or require any registration, qualification, consent, approval, or filing under, (i) any law, statute, ordinance, rule or regulation (hereinafter collectively referred to as "Laws") of any federal, state or local government (hereinafter collectively referred to as "Governments") or any agency, bureau, commission or instrumentality of any Governments ("hereinafter collectively referred to as "Governmental Agencies"), or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which JTE or any of its assets or Properties is bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of JTE's obligations under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of JTE's properties, assets, or businesses pursuant to, (i) JTE's Charter or Bylaws, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument or agreement to which JTE is a party or by which JTE or any of JTE's assets or properties is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which JTE or any of its assets or properties is bound.

         3.1.8. Conduct of Business in Compliance with Regulatory and Contractual Requirements. JTE has conducted and is conducting JTE's business in compliance with all applicable Laws of all Governments and Governmental Agencies. Neither the real or personal properties owned, leased, operated or occupied by JTE, nor the use, operation or maintenance thereof, (i) violates any Laws of any Government or Governmental Agency, or (ii) violates any restrictive or similar covenant, agreement, commitment, understanding or arrangement.

         3.1.9. Licenses; Permits; Related Approvals. JTE possesses all licenses, permits, consents, approvals, authorizations, qualifications, and orders ("hereinafter collectively referred to as "Permits") of all Governments and Governmental Agencies lawfully required to enable JTE to conduct JTE's business as an engineering services provider in all jurisdictions. All of the Permits are in full force and effect, and no suspension, modification or cancellation of any of the Permits is pending or threatened. A list of the Permits is attached hereto as Exhibit 3 and incorporated by reference herein.

         3.1.10. Legal Proceedings. There is no action, suit, proceeding, claim, arbitration, or investigation by any Government, Governmental Agency or other Person (i) pending to which JTE is a party, (ii) threatened against or relating to JTE or any of JTE's assets or businesses, (iii) challenging JTE's right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement, or (iv) asserting any right with respect to any of the Sellers Shares, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

         3.1.11. Financial Statements; Undisclosed Liabilities. Attached hereto as Exhibit 5 and incorporated by reference herein are copies of JTE's balance sheet as of July 18, 2001, JTE's Statement of Operations and Retained Earnings for the period ended July 18, 2001 (hereinafter collectively referred to as the "Interim Statements"). The Financial Statements and the Interim Statements are in accordance with the books and records of JTE, are true, correct and complete and accurately present JTE's financial position as of the dates set forth therein and the results of JTE's operations and changes in JTE's financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis during each period and on a basis consistent with that of prior periods. Except (i) as disclosed in the Financial Statements and the Interim Statements, and (ii) as disclosed in this Agreement, JTE has no liabilities or obligations of any nature or kind, known or unknown, whether accrued, absolute, contingent, or otherwise. There is no basis for assertion against JTE of any claim, liability or obligation not fully disclosed in the Financial Statements and the Interim Statements. All prepaid items set forth in JTE's Financial Statements and Interim Statements have been properly accrued.

         3.1.12. Tax Matters. JTE has duly and timely filed with all appropriate Governmental Agencies, all tax returns, information returns, and reports required to be filed by JTE. Except for accruals for payroll taxes payable, income taxes payable, and deferred taxes as set forth in JTE's Balance Sheet as of July 18, 2001 (collectively, the "Accrued Taxes"), JTE has paid in full all taxes (including taxes withheld from employees' salaries and other withholding taxes and obligations), interest, penalties, assessments and deficiencies owed by JTE to all taxing authorities. All information reported on the Returns is true, accurate, and complete. All claims by the IRS or any state taxing authorities for taxes due and payable by JTE has been paid by JTE. The provisions for the Accrued Taxes are adequate for the payment of all of JTE's liabilities for unpaid taxes (whether or not disputed). JTE has not adopted a plan of complete liquidation under the Internal Revenue Code of 1986, as amended (the "Code"). JTE is not a party to, and is not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any Governmental Agency.

         3.1.13. Accounts Receivable; Accounts Payable. JTE's accounts receivable reflected on JTE's Balance Sheet as of July 18, 2001 (the "Balance Sheet") and all accounts receivable arising after the date of the Balance Sheet (collectively, the "Accounts Receivable") are bona fide accounts receivable, the full amount of which is actually owing to JTE. The Accounts Receivable will be fully collectible by the Purchaser within 90 days of the Closing Date, without offset, recoupment, counterclaim, claim or diminution. JTE's accounts payable reflected on the Balance Sheet and all accounts payable arising after the date of the Balance Sheet arose from bona fide transactions in the ordinary course of JTE's business.

         3.1.14. No Real Property. Except as set forth on Exhibit 7 attached hereto and incorporated by reference herein, JTE does not own or have any interest in any real estate.

         3.1.15. Condition of Personal Property. Except as set forth on Exhibit 8 attached hereto and incorporated by reference herein, JTE does not own or have any interest in any personal property.

         3.1.16. Certain Contracts. Attached hereto as Exhibit 9 and incorporated by reference herein is a true, correct and complete list and copy of all contracts under which JTE is providing engineering services (collectively, the "Service Contracts"). Each of the Service Contracts is in full force and effect, is valid and binding upon each of the parties thereto and is fully enforceable by JTE against the other party thereto in accordance with its terms. Neither Sellers nor JTE has any notice of, or any reason to believe that there is or has been any actual, threatened or contemplated termination or modification of any of the Service Contracts. No party to any of the Service Contracts is in breach of or in default thereunder, nor has any event occurred which, with the lapse of time, notice or election, may become a breach or default by JTE or any other party to or under any of the Service Contracts. All payments required to be made pursuant to the Service Contracts by parties to the Service Contracts, and other Persons for whose benefit Service Contracts were executed, have been paid in full through July 18, 2001. The Service Contracts are in compliance with all applicable Laws of all Governments and Governmental Agencies.

         3.1.17. Contracts, Licenses, and Other Agreements. Attached hereto and incorporated by reference herein are the following:

         3.1.17.1 Exhibit 10, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all leases of JTE relating to real property.

         3.1.17.2. Exhibit 11, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all leases of JTE relating to personal property.

         3.1.17.3. Exhibit 12, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all licenses, franchises, assignments or other agreements of JTE relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance.

         3.1.17.4. Exhibit 13, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all Permits, other than those listed in Exhibit 12, relating to the operation of the business of JTE.

         3.1.17.5. Exhibit 14, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all employment, compensation and consulting agreements, contracts, understandings or arrangements of JTE with any officer, director, employee, broker, agent, consultant, salesman or other Person, including the names, starting dates of employment, term of employment, functions and aggregate compensation (including salary, bonuses, commissions and other forms of compensation).

         3.1.17.6. Exhibit 15, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements of JTE for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of $1,000 in any one instance or in excess of $ 1,000 in the aggregate.

         3.1.17.7. Exhibit 16, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and arrangements, other than those listed in Exhibit 15, which JTE has with any supplier, distributor, franchisor, dealer, sales agent, broker, or representative.

         3.1.17.8. Exhibit 17, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and arrangements of JTE for the borrowing or lending of money, on a secured or unsecured basis, or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of any other Person.

         3.1.17.9. Exhibit 18, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and arrangements of JTE for the construction, modification or improvement of any building or structure having a cost in excess of $1,000, or the incurrence of any other capital expenditure involving payments in excess of $1,000.

         3.1.17.10. Exhibit 19, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and understandings of JTE other than those listed in Exhibits 10 through 18 which are material in nature, involve the payment or receipt, in any 12 month period, of more than $1,000, or have a term of more than three months.

         Each of the agreements, arrangements and understandings listed in Exhibits 10 through 19 (hereinafter collectively referred to as the "Commitments") is in full force and effect, is valid and binding upon each of the parties thereto and is fully enforceable by JTE against the other party thereto in accordance with its terms. Neither Sellers, nor JTE has any notice of, or any reason to believe that there is or has been any actual, threatened or contemplated termination or modification of any of the Commitments. No party to any of the Commitments is in breach of or in default thereunder, nor has any event occurred which, with the lapse of time, notice or election, may become a breach or default by JTE or any other party to or under any of the Commitments. JTE has the right to quiet enjoyment of all real properties leased to it for the full term of the lease thereof. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by the Sellers and the consummation of the transactions contemplated by this Agreement (i) will not result in the breach or termination of or constitute a default under any Commitment, (ii) does not require the consent of any party to any of the Commitments, and (iii) will not give any such party the right to terminate any of the Commitments. All payments required to be made by Sellers, JTE or any other party to any of the Commitments pursuant to any of the Commitments have been paid in full through July 18, 2001. The Commitments are in compliance with all applicable Laws of all Governments and Governmental Agencies and there are no Laws of any Government or Governmental Agencies, actions, suits, proceedings, arbitrations, orders, writs, or decrees in any such case existing or proposed, which adversely affect or might adversely affect JTE's rights under any of the Commitments.

         3.1.18. Insurance. Attached hereto as Exhibit 20 and incorporated by reference herein is a list of all insurance policies of JTE, setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverages, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Exhibit 20 is in full force and effect, is valid and enforceable, and JTE is not in breach of or in default under any such policy. Neither Sellers nor JTE has any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the insurance referred to in
Exhibit 20. Attached hereto as Exhibit 21 and incorporated by reference herein is a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the insurance referred to in
Exhibit 20. JTE has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion.

         3.1.19. Benefit Plans. For purposes of the representations and warranties set forth below in this Section 3.1.19, the term "Benefit Plans" is defined broadly to include (i) all plans, programs, or arrangements (whether or not insured) which provide to employees pension, profit sharing, ESOP, stock option, incentive bonus, surgical or other physician, hospitalization, major medical, dental, optical, prescription drug, health insurance, life insurance, accidental death and dismemberment, short-term disability, long-term disability, sick leave, vacation, severance, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, or group legal benefits, and
(ii) any other "employee benefit plan," as that term is defined in ERISA.

                           Sellers represent and warrant to the Purchaser that:

         3.1.19.1. Exhibit 22 attached hereto and incorporated herein describes all Benefit Plans maintained by JTE and identifies whether or not each of such Benefit Plans is funded (i) by an insurance contract, (ii) out of the general assets of the business, or (iii) by a trust or other funding medium. No other Benefit Plans are presently in effect with respect to JTE or are required to be offered by JTE either at the present time or in the future, under any current agreement, arrangement or understanding; all such Benefit Plans are currently in full force and effect, and comply with all applicable agreements, arrangements and understandings between JTE and its employees; all contributions, premiums and other payments due in respect of such Benefit Plans have been paid; and all such Benefit Plans comply with all applicable Laws. Exhibit 23 attached hereto and incorporated by reference herein sets forth the projected annual cost for each Benefit Plan and indicates to what extent JTE has funded each such cost. JTE is in compliance with the requirements of all such Benefit Plans, and no condition presently exists which, with the passage of time, would cause any such Benefit Plan to be in noncompliance with any applicable Law, or JTE to be in noncompliance with any provisions of any such Benefit Plan.

         3.1.19.2. Except for the payment of non-forfeitable benefits under a pension or profit sharing plan or as prohibited by any applicable Law, there are no restrictions on the Purchaser's right to terminate or decrease the level of benefits under any Benefit Plan after the Closing Date, without further liability to any present or former employee.

         3.1.20. Employee Relations and Employment Agreements.

         3.1.20.1.   None  of  JTE's   employees  is   represented  by  a  labor
organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to JTE's employees. Sellers are not aware of any union organizational activity with respect to JTE and have no reason to believe that any such activity is being contemplated.

         3.1.20.2.  JTE is not  in  violation  of  applicable  equal  employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other Laws of any Government or Governmental Agency relating to employment. Sellers have disclosed to the Purchaser the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to JTE within the last 10 years or which are presently pending or threatened with respect to JTE under any employment-related Law of any Government or Governmental Agency (including common law). JTE has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters and each such judgment, decree, or agreement is disclosed on Exhibit 24.

         3.1.20.3. JTE has not entered into any employment agreement and all employees can be terminated at will. JTE has no contractual obligation or special termination or severance arrangement in respect of any employee.

         3.1.20.4. JTE has paid all wages due (including all required taxes, insurance, and withholding thereon) through the Closing Date. Exhibit 25 attached hereto and incorporated by reference herein sets forth all accrued vacation, accrued sick leave, and accrued bonuses (including pro rata accruals for a period of a year) due to employees of JTE as of the Closing Date.

         3.1.20.5. Exhibit 26 attached hereto and incorporated by reference herein sets forth each JTE employee's date of hire, position, present salary, amount of bonus paid in the past year, and announced termination date (if any). The Sellers have provided to the Purchaser access to the personnel files and employment records of all JTE employees.

         3.1.21.  Patents;  Trademarks;  Related  Contracts.  Attached hereto as
Exhibit 27 and incorporated by reference herein, is a true, correct and complete list of all of JTE's patents, trademarks, trade names, or trademark or trade name registrations, service marks, and copyrights or copyright registrations (the "Proprietary Rights"). All of JTE's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. JTE has not licensed, leased or otherwise assigned, transferred or granted any right to use any of its Proprietary Rights to any other Person, and no Person is infringing upon JTE's Proprietary Rights. JTE has not infringed and is not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

         3.1.22. Books and Records; Fiscal Year; Method of Accounting. JTE has made available to the Purchaser all of its tax, accounting, corporate and financial books and records. The books and records pertaining to JTE's business made available to the Purchaser are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for JTE's financial condition and results of operations as set forth in the Financial Statements and the Interim Statements. JTE has consistently used the fiscal year ended December 31 as its taxable year, and has consistently used the cash method as its method of accounting for tax purposes.

         3.1.23.Bank Accounts and Safe Deposit Arrangements.  Attached hereto as
Exhibit 28 and incorporated by reference herein is a true, correct and complete list of each checking account, savings account and other bank account and safe deposit box maintained by JTE, and the names of all persons authorized to withdraw funds or other property from, or otherwise deal with, such accounts and safe deposit boxes.

         3.1.24. Absence of Certain Changes or Events. Since July 18, 2001, except as set forth in Exhibit 29 attached hereto and incorporated by reference herein, JTE has not:

         3.1.24.1. Incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, none of which was entered into for inadequate consideration and none of which exceeds $15,000 in amount.

         3.1.24.2. Discharged or satisfied any security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except (A) current liabilities and (B) scheduled payments pursuant to obligations under contracts, agreements, or leases listed in Exhibit 5.

         3.1.24.3. Mortgaged, pledged, or subjected to lien, charge, security interest, or other encumbrance any of its assets or properties.

         3.1.24.4. Sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties.

         3.1.24.5.  Acquired  or  leased  any  assets or  property  of any other
Person.

         3.1.24.6. Cancelled or compromised any debt or claim.

         3.1.24.7. Waived or released any rights.

         3.1.24.8. Transferred or granted any rights with respect to know-how or any rights existing under any leases, licenses, agreements, inventions, or any of the Proprietary Rights.

         3.1.24.9. Granted or made any contract, agreement, promise or commitment to grant any wage, salary or employee benefit increase to, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other Person.

         3.1.24.10. Entered into any collective bargaining agreement or made any commitment or incurred any liability to any labor organization.

         3.1.24.11. Made any capital expenditure in excess of $1,000 or entered into any commitment therefor.

         3.1.24.12. Suffered any casualty loss or damage, whether or not such loss or damage is or was covered by insurance.

         3.1.24.13. Suffered any adverse change in its operations, earnings, assets, liabilities, properties, or business or in its condition (financial or otherwise).

         3.1.24.14. Changed the nature of its business or its method of accounting.

         3.1.24.15. Other than in the ordinary course of business, entered into any transaction, contract, or commitment.

         3.1.24.16. Terminated or modified, or agreed to the termination or modification of, any Service Contract, Participation Agreement or any of the Commitments.

         3.1.24.17. Suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business, or prospects.

         3.1.24.18. Suffered any material adverse change in its assets or liabilities, in its condition, financial or otherwise, or in its business, properties, earnings or net worth.

         3.1.25. Insider Transactions. Attached hereto as Exhibit 30 and incorporated by reference herein is a true, correct and complete list of the following:

         3.1.25.1. The amounts and other essential terms of indebtedness or other obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of JTE to or from any past or present officer, director, member, stockholder or any Person related to, controlling, controlled by or under common control with any of the foregoing (collectively, "Control Persons").

         3.1.25.2. All transactions between each Control Person and JTE since JTE's date of incorporation, and all proposed or contemplated transactions with each Control Person, together with the essential terms thereof.

         3.1.26.Adverse Conditions. Sellers have no knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of JTE or prevent JTE from carrying on its business.

         3.1.27. Full Disclosure. This Agreement (including the Exhibits hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to Sellers or JTE which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or JTE's financial condition, results of operations, business, or prospects.

         3.1.28. Negotiations with Other Persons. Sellers will not, and will not permit JTE to, initiate, encourage the initiation by others, or participate in any discussions or negotiations with any other Persons relating to the sale or other disposition of any of the capital stock of JTE or any assets of JTE, and will promptly notify the Purchaser if any Person initiates such discussions or negotiations with them or JTE.

         3.1.29. No Brokerage. Sellers have not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

         3.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Sellers that:

         3.2.1. Due Organization; Good Standing; Power. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. The Purchaser has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

         3.2.2. Authorization and Validity of Documents. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly and validly authorized by the Purchaser. This Agreement has been duly executed, acknowledged, sealed and delivered by the Purchaser and is a legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

         3.2.3. Investment Intent. The Purchaser is acquiring the Sellers Shares for investment only, for the Purchaser's own account, and not with a view to, for offer for sale or for sale in connection with, the distribution or transfer thereof. The Sellers Shares are not being purchased for subdivision or fractionalization thereof; and the Purchaser has no contract, undertaking, agreement or arrangement with any Person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) to any such Person any of the Sellers Shares which the Purchaser is acquiring hereunder, and the Purchaser has no present plans or intention to enter into any such contract, undertaking, agreement or arrangement.

         3.2.4. No Brokerage. The Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

4. Intentionally Omitted5. Additional Covenants of the Parties. At the Closing on the Closing Date:

         5.1. Addition of Directors. Donald Cannella shall be appointed to JTE's board of directors, and John A. Emrick shall be the only other director of JTE.


         5.2. John A. Emrick 's Employment by JTE. John A. Emrick shall agree to serve as JTE's president in accordance with the terms of the Employment Agreement attached hereto as Exhibit 31 and incorporated by reference herein. Such employment agreement shall be executed at the Closing.

         5.5. Officers and Directors of JTE. At the Closing on the Closing Date the officers of JTE shall be as follows:

                           Donald D. Cannella
                           ------------------
                           John A. Emrick
                           ---------------


         6.       Indemnification.

         6.1.  The  Sellers  shall  defend,  indemnify  and  hold  harmless  the
Purchaser, its officers, directors, stockholders, agents, servants and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

         6.1.1. Any misrepresentation or breach by Sellers or any of Sellers of any representation or warranty contained in this Agreement.

         6.1.2. Any nonfulfillment, failure to comply or breach by Sellers or any of Sellers of or with any covenant, promise or agreement of the Sellers or any of Sellers contained in this Agreement.

         6.1.3. Any act, failure to act or omission prior to the Closing Date by any Participant.

         6.1.4. Any act, matter or thing prior to the Closing Date.

         6.2. Indemnification by Purchaser. Purchaser shall defend, indemnify and hold harmless the Sellers, its officers, directors, stockholders and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

         6.2.1. Any misrepresentation, omission or breach by Purchaser of any representation or warranty contained in this Agreement.

         6.2.2. Any nonfulfillment, failure to comply or breach by the Purchaser of or with any covenant, promise or agreement of the Purchaser contained in this Agreement.





7.       Miscellaneous.

         7.1. Survival of Representations, Warranties, and Agreements. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or in connection with the Closing) shall survive the execution, acknowledgment, sealing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         7.2. Certain Definitions. As used throughout this Agreement, the following terms have the following meanings:

         "Affiliate" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act, as such rule is in effect on the date hereof.

         "Bankruptcy  Code" means the United States  Bankruptcy  Code, 11 U.S.C.
Section 101 et seq., and all future acts supplemental thereto or amendatory thereof.

         "Person" means an individual, partnership, corporation, trust, unincorporated organization, government, or agency or political subdivision of a government.

         7.3. Notices. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery against a receipted copy, or (b) by certified or registered U.S. mail, return receipt requested, postage prepaid, to the following addresses:

         (i)      If to Sellers:

                  JAE-TECH Engineering, Inc.
                  3214 Teardrop Circle
                  Colorado Springs, CO 80917
                  Attention: John A. Emrick, President

         (ii)     If to the Purchaser:

                  OPEC CORP.
                  1880 Office Club Pointe
                  Suite 2010
                  Colorado Springs, CO 80920
                  Attention:  Donald D. Cannella, President

                  with a copy to:

                                    David A. Thayer, Esq.
                                    Jones & Keller, P.C.
                                    1625 Broadway, Suite 1600
                                    Denver, Colorado  80202


or to such other address of which written notice in accordance with this Section
7.3 shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 7.3 and shall be deemed received when given in such manner.

         7.4. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

         7.5. Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Purchaser may, without the prior written consent of any other party, assign its interest in this Agreement to any Affiliate of the Purchaser if such Affiliate undertakes to perform the Purchaser's obligations hereunder that shall have been so assigned, and upon, from and after such assignment the Purchaser shall have no further liabilities, obligations or duties in respect of the rights, obligations and duties so assigned.

         7.6. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each other Person who is indemnified under any provision of this Agreement, and their respective heirs, personal and legal representatives, guardians, successors and, in the case of Purchaser, its permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights, remedies, obligations, or liabilities.

         7.7. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

         7.8. Amendment; Waiver. No provision of this Agreement may be amended, waived, or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

         7.9. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         7.11. Applicable Law. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Colorado.

         7.12. Remedies. The parties hereto acknowledge that the Sellers Shares are unique; that any claim for monetary damages may not constitute an adequate remedy; and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, transaction at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         7.13. Further Assurances. The Sellers jointly and severally agree to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the Purchaser may request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, with the intention of making it a sealed instrument, on the date first above written.

OPEC CORP.                               JAE-TECH Engineering, Inc.
(a Colorado corporation)                (a Colorado corporation)


By: Donald D. Cannella                  By: John A. Emrick
Its:  President                         Its:  President

JAE-TECH Engineering, Inc.
Shareholders


John A. Emrick                          Joshua Emrick


Jeanette Emrick                         Josephine Ryan

Exhibits

The following exhibits do not apply: Exhibit 3, 7, 8, 10-16, 18-30. No Exhibits exist to attach and each list reads as follow "NONE".


An index of exhibits is attached. The remaining exhibits, 1, 2, 4-6, 9 and 31 are attached in order.